EXHIBIT (j)(3)







                          Independent Auditors' Consent




The Board of Directors
First American Investment Funds, Inc.:


We consent to the use of our report dated November 13, 1998, included herein, and to the reference to our Firm under the heading "Custodian; Counsel; Auditors" in Part B of the Registration Statement.





                                                      KPMG LLP







Minneapolis, Minnesota
January 24, 2000



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                          Independent Auditors' Reports






The Board of Directors and Shareholders
First American Investment Funds, Inc.

We have audited the statements of changes in net assets of Balanced Fund, Equity Income Fund, Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Micro Cap Value Fund, Regional Equity Fund, Small Cap Growth Fund, Emerging Markets Fund, International Fund, Health Sciences Fund, Real Estate Securities Fund, Technology Fund, Adjustable Rate Mortgage Securities Fund, Fixed Income Fund, Intermediate Government Bond Fund, Intermediate Term Income Fund, Limited Term Income Fund, California Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, Oregon Intermediate Tax Free Fund and Tax Free Fund for the year ended September 30, 1998, of Small Cap Value Fund and International Index Fund for the periods from December 1, 1997 to September 30, 1998 and August 1, 1997 to November 30, 1997 and of Strategic Income Fund for the period from July 24, 1998 to September 30, 1998 and the financial highlights of Balanced Fund, Equity Income Fund, Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Regional Equity Fund, Small Cap Growth Fund, International Fund, Technology Fund, Fixed Income Fund, Intermediate Government Bond Fund, Intermediate Term Income Fund, Limited Term Income Fund, California Intermediate Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund and Tax Free Fund for each of the years in the four-year period ended September 30, 1998, of Real Estate Securities Fund for each of the years in the three-year period ended September 30, 1998 and the period from June 30, 1995 to September 30, 1995, of Health Sciences Fund for each of the years in the two-year period ended September 30, 1998 and the period from January 31, 1996 to September 30, 1996, of Emerging Markets Fund for each of the years in the two-year period ended September 30, 1998, the period from July 1, 1996 to September 30, 1996 and each of the years in the two-year period ended June 30, 1996, of Adjustable Rate Mortgage Securities Fund for each of the years in the two-year period ended September 30, 1998, the period from September 1, 1996 to September 30, 1996 and each of the years in the two-year period ended August 31, 1996, of Micro Cap Value Fund, California Intermediate Tax Free Fund and Oregon Intermediate Tax Free Fund for the year ended September 30, 1998 and the period from August 8, 1997 to September 30, 1997, of Small Cap Value Fund and International Index Fund for the periods from December 1, 1997 to September 30, 1998 and August 1, 1997 to November 30, 1997 and of Strategic Income Fund for the period from July 24, 1998 to September 30, 1998. These financial statements and the financial highlights are the responsibility of the funds' management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the



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amounts and disclosures in the financial statements. Investment securities held in custody are confirmed to us by the custodian. As to securities purchased and sold, but not received or delivered and securities on loan, we request confirmations from brokers or carry out other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of changes in net assets and the financial highlights referred to above present fairly, in all material respects, the changes in net assets and the financial highlights of the Balanced Fund, Equity Income Fund, Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Micro Cap Value Fund, Regional Equity Fund, Small Cap Growth Fund, Small Cap Value Fund, Emerging Markets Fund, International Fund, International Index Fund, Health Sciences Fund, Real Estate Securities Fund, Technology Fund, Adjustable Rate Mortgage Securities Fund, Fixed Income Fund, Intermediate Government Bond Fund, Intermediate Term Income Fund, Limited Term Income Fund, Strategic Income Fund, California Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, Oregon Intermediate Tax Free Fund and Tax Free Fund for each of the periods described above, in conformity with generally accepted accounting principles.

KPMG LLP
Minneapolis, Minnesota
November 13, 1998